UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2021

DIAMONDBACK ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35700	45-4502447
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 West Texas
Suite 1200
Midland, Texas	79701
(Address of principal executive offices)	(Zip code)

(432) 221-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	FANG	The Nasdaq Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

A description of that certain Transition and Consulting Agreement, entered into on November 30, 2021 (the “Effective Date”), is included in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Named Executive Officer and Consulting Agreement

On November 30, 2021, Diamondback Energy, Inc. (“Diamondback”) announced that Russell Pantermuehl, Diamondback’s Executive Vice President and Chief Engineer and a named executive officer in Diamondback’s definitive proxy statement on Schedule 14A filed on April 23, 2021 (the “Proxy Statement”), will be retiring from his current role at Diamondback effective as of December 31, 2021 (the “Retirement Date”). At the same time, Mr. Pantermuehl will also retire from all positions he currently holds with Diamondback’s subsidiaries. Mr. Pantermuehl originally joined Diamondback in August 2011, prior to Diamondback’s initial public offering. Under the terms of Diamondback’s executive severance plan described in more detail in the Proxy Statement, participants in that plan, including Mr. Pantermuehl, are not entitled to any retirement benefits.

Diamondback and Mr. Pantermuehl have agreed that, following his retirement, Mr. Pantermuehl will serve as a consultant to Diamondback from January 1, 2022 through December 31, 2022 (the “Consulting Period”) under the terms and conditions of that certain Transition and Consulting Agreement, entered into by Diamondback and Mr. Pantermuehl as of the Effective Date (the “Consulting Agreement”). During the Consulting Period, Diamondback will pay Mr. Pantermuehl a consulting fee of $4,000 per month for his services as a consultant and will reimburse Mr. Pantermuehl’s reasonable expenses incurred in connection with his performance of consulting duties in accordance with Diamondback’s expense reimbursement policy. In addition, during the Consulting Period, any of Mr. Pantermuehl’s unvested equity awards outstanding under Diamondback’s and its affiliates’ equity incentive plans as of the Effective Date will continue to vest on regular vesting dates and be subject to any dividend or distribution equivalent rights contemplated by the applicable award agreement, with the remaining unvested equity awards to be forfeited following the expiration of the Consulting Period. Mr. Pantermuehl will be eligible to receive an annual cash incentive bonus with respect to his performance as an officer in 2021.

Mr. Pantermuehl has agreed to certain confidentiality and non-disclosure provisions and to release any and all claims against Diamondback, its affiliates and their officers, directors, shareholders, employees, agents, fiduciaries and other representatives in consideration for the benefits provided to him under the Consulting Agreement. The Consulting Agreement may be terminated by either party upon 30 days prior written notice to the other party and certain other customary termination events.

The material terms of the Consulting Agreement have been approved by the compensation committee of Diamondback’s board of directors.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the Consulting Agreement, included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 30, 2021, Diamondback issued a press release announcing Mr. Pantermuehl’s retirement effective as of December 31, 2021, as discussed in more detail in Item 5.02 above, and the promotions of two of its current officers effective immediately. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1*	Transition and Consulting Agreement, entered into on November 30, 2021, between Diamondback Energy, Inc. and Russell Pantermuehl.

99.1**	Press release, dated November 30, 2021, entitled “Diamondback Energy Announces Leadership Changes.”

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*	Filed herewith.
**	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date: November 30, 2021
	By:	/s/ Teresa L. Dick
	Name:	Teresa L. Dick
	Title:	Executive Vice President, Chief Accounting Officer and Assistant Secretary